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                                                                   EXHIBIT 10.32


             AMENDED AND RESTATED RELEASE AND REDEMPTION AGREEMENT

         This AMENDED AND RESTATED RELEASE AND REDEMPTION AGREEMENT (this "Agreement") is made and entered into as of this ____ day of October, 1997, by and between 800 TRAVEL SYSTEMS, INC., a Delaware corporation with an address at Suite 140, 4802 Gunn Highway, Tampa, Florida 33624 (the "Company"), and JOSE COLON, an individual with an address at Llewellyn Park, 80 Glen Avenue, West Orange, New Jersey 07052 (the "Shareholder").

                                R E C I T A L S

         WHEREAS, the Shareholder is currently the beneficial and record holder of 72,500 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock");

         WHEREAS, the Company is contemplating a public offering of shares of the Common Stock (the "IPO");

         WHEREAS, the Company and the Shareholder entered into a Release and Redemption Agreement dated as of September 4, 1997 (the "Amended Agreement"), which amended and superseded a Stock Redemption Agreement by and between the parties dated as of July 18, 1997 (the "Original Agreement") and, among other things, resolved the then existing dispute between the parties regarding the Shareholder's claim that he would be entitled to receive additional shares of Common Stock upon completion of the IPO;

         WHEREAS, the Company and the Shareholder mutually desire to amend and restate the Amended Agreement in its entirety.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises and other good and valuable considerations hereinafter contained, the parties hereto agree to amend and restate the Amended Agreement in its entirety upon the following terms and conditions:

         1. No Redemption. Notwithstanding anything to the contrary set forth in the Amended Agreement (or in the Original Agreement), the Company shall not be obligated to redeem, at the present time or at any time hereafter, any shares of Common Stock from the Shareholder.
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         2.      Registration of the Shares.  In connection with the IPO, the
Company shall cause the Shares to be registered for sale pursuant to the Registration Statement which has been filed by the Company in connection with the IPO; and only if NASDAQ refuses to list the Company's securities because of such registration will the Company be permitted not to register the Shares. If the Shares are not registered in connection with the IPO as a result of NASDAQ's decision, the Company will use its best efforts and will direct its counsel to use its best efforts to ensure that the Shareholder is able to sell the Shares pursuant to Rule 144 and pursuant to paragraph 3 hereof.

         3. Lock-up of the Shares. The Shareholder agrees that he will not, directly or indirectly, offer to sell, sell, grant an option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of, or dispose of any beneficial interest in (collectively, "Sell"), any of the Shares from the date hereof until ninety (90) days after the closing of the IPO, including pursuant to Rule 144 under the Securities Act of 1933, as amended. Thereafter, the Shareholder shall be permitted to Sell up to twenty-five percent (25%) of the Shares during each 3-month period following the IPO (with unsold amounts being carried forward to future periods). For example: if Shareholder does not sell any Shares in the first available quarter, he will be able to sell all or any part of the Shares he was allowed to sell in the first available quarter in any subsequent quarter(s). The Shareholder can be released from the foregoing lock-up at any time at the discretion of the Representative of the Underwriters of the IPO.

         4.      Representation and Warranties.

                 (a) The Company represents and warrants to the Shareholder that:

                            (i)   The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware;

                           (ii)   The Company has full corporate power and
authority and has taken all corporate action necessary to authorize, execute and deliver this Agreement and to consummate the transaction contemplated hereby; and this Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought; and

                          (iii)   Neither the execution and delivery of this
Agreement, nor the consummation of the transaction contemplated hereby, does or will violate any provision of the Company's Certificate of Incorporation or By-laws, or violate or result in the breach of any agreement or any federal or state law, rule, regulation, judgment, decree or order of any governmental authority or court to which the Company is subject or by which it is bound.

                 (b)      The Shareholder represents and warrants to the
Company that:
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                            (i)   Neither the execution and delivery of this
Agreement nor the consummation of the transaction contemplated hereby does or will violate or result in the breach of any agreement or any federal or state law, rule, regulation, judgment, order or decree of any governmental authority or court to which the Shareholder is subject or by which he is bound;

                           (ii)   This Agreement has been duly executed and
delivered by the Shareholder and is a valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

         5. Termination. Anything contained in this Agreement to the contrary notwithstanding, in the event the IPO has not been consummated and closed on or before March 31, 1998, then either party may, upon not less than two (2) weeks' prior written notice, terminate this Agreement.

         6. Notices. Any notice given or required to be given pursuant to this Agreement shall be in writing and shall be deemed given three (3) days after being deposited in the U.S. Mail, by postage prepaid certified mail, return- receipt requested, addressed to the parties at the respective address first above written or such other address as may be established by written notice given in accordance with the provisions of this paragraph 6, with copies if to Shareholder, to:

                 Singer & Zamansky LLP
                 40 Exchange Place
                 20th Floor
                 New York, New York 10005
                 Attention: Gregory Sichenzia, Esq.

         and to:
                 Michael Cantor
                 1160 South Ocean Boulevard
                 Manalapan, Florida 33462

         and to:

                 Ronald Cantor, Esq.
                 c/o the Cantor Companies
                 Orchard Plaza
                 Suite 8
                 1610 Route 35 South
                 Oakhurst, New Jersey 07755





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         and, if to the Company, to:

                 Phillips Nizer Benjamin Krim & Ballon LLP
                 666 Fifth Avenue
                 New York, New York 10103-0084
                 Attention: Vincent J. McGill, Esq.

         7.      Miscellaneous.

                 (a) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior such agreements whether written or oral, and may not be amended or otherwise modified except by a subsequent written instrument duly executed by the parties hereto. Without limiting the generality of the foregoing this Agreement supersedes the Amended Agreement and the Original Agreement. In addition, the letter agreement dated July 22, 1997 by and among the Company, the Shareholder and Michael Cantor is hereby declared null and void and of no further force or effect, the provisions thereof being no longer relevant to the transactions being entered into between the parties hereto.

                 (b) No Waiver. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that right or any other right, unless expressly waived in writing.

                 (c) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

                 (d) Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, representatives and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        800 TRAVEL SYSTEMS, INC.


                                        By:
                                            ------------------------------------

                                        ----------------------------------------
                                        JOSE COLON





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